UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda				001-13908	98-0557567
(State or Other Jurisdiction of Incorporation or Organization)				(Commission File No.)	(I.R.S. Employer Identification No.)

1331 Spring Street, NW	Suite 2500,	Atlanta,	GA		30309
(Address of Principal Executive Offices)					(Zip Code)
(404) 892-0896
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Invesco Ltd. (the “Company”) was held on May 23, 2024. At the Annual General Meeting, the shareholders of the Company approved the amendment and restatement of the Company’s 2016 Global Equity Incentive Plan (the “2016 Plan”) to increase the number of shares available for issuance under the 2016 Plan. Employees, officers, directors and consultants are eligible to participate in the 2016 Plan, including our principal executive officer, principal financial officer and our other named executive officers. Following shareholder approval of the amendment and restatement of the 2016 Plan, the 2016 Plan will have 21.2 million shares of the Company’s common stock available for issuance as of July 1, 2024. A description of the material terms of the 2016 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 28, 2024, (the “Proxy Statement”) and is incorporated herein by reference. The description of the 2016 Plan is summary in nature and is qualified in its entirety by reference to the 2016 Plan, which is included hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual General Meeting was held on May 23, 2024. Proxies for the Annual General Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Invesco Ltd. Board of Directors’ solicitation. At this meeting, the shareholders were requested to: (1) elect eleven members of the Invesco Ltd. Board of Directors, (2) approve, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company as disclosed in the Proxy Statement, (3) approve the amendment and restatement of the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of shares authorized under the plan and make certain other revisions, (4) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2024, and (5) consider a shareholder proposal to request shareholders an opportunity to vote on excessive golden parachutes, all of which were described in the Proxy Statement.

The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Board of Directors. All the nominees for director were elected. With respect to each nominee, the total number of broker non-votes was 40,785,181. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
Sarah E. Beshar	337,294,271	7,271,582	719,548
Thomas M. Finke	332,906,953	11,652,822	725,626
Thomas P. Gibbons	340,665,447	3,893,714	726,240
William F. Glavin, Jr.	321,345,908	23,217,111	722,382
Elizabeth S. Johnson	340,908,880	3,664,379	712,142
Andrew R. Schlossberg	343,604,735	967,916	712,750
Sir Nigel Sheinwald	337,527,910	6,953,022	804,469
Paula C. Tolliver	337,982,695	6,575,572	727,134
G. Richard Wagoner, Jr.	332,865,939	11,692,584	726,878
Christopher C. Womack	338,238,561	6,321,793	725,047
Phoebe A. Wood	330,647,732	13,924,644	713,025

2. Advisory vote on executive compensation. The Company’s shareholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers. The total number of broker non-votes was 40,785,181. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
291,291,915	53,106,954	886,532

3. Amendment and restatement of the Invesco Ltd. 2016 Global Equity Incentive Plan to increase the number of shares authorized under the plan and make certain other revisions. The proposal was approved by shareholders. The total number of broker non-votes was 40,785,181. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
278,814,998	65,658,308	812,095

4. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved by shareholders. There were no broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
381,101,443	4,055,978	913,161

5. Shareholder proposal to request shareholders an opportunity to vote on excessive golden parachutes. The proposal was not approved by shareholders. The total number of broker non-votes was 40,785,181. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
118,040,462	226,279,393	965,546

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Invesco Ltd. 2016 Global Equity Incentive Plan, as amended and restated (incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby
Company Secretary
Date: May 28, 2024